                                                                     EXHIBIT 3.1




                                STATE OF WYOMING





                                     [SEAL]





                                 OFFICE OF THE
                               SECRETARY OF STATE



United States of America,
      State of Wyoming                 ss.



I, KATHY KARPAN, Secretary of State of the State of Wyoming, do hereby certify

                     . . . . ROSETTA TECHNOLOGIES INC. . . .

a corporation originally organized under the laws of the state or nation of British Columbia, Canada, did on June 30, 1993 apply for a Certificate of Registration and filed Articles of Continuance in the office of the Secretary of State of Wyoming.

         I FURTHER CERTIFY that

                     . . . . ROSETTA TECHNOLOGIES INC. . . .

has renounced its original state of incorporation, and is now incorporated under the laws of the state of Wyoming, in accordance with W.S. 17-16-1710.

                                   IN TESTIMONY WHEREOF, I have hereunto set my
                        hand and affixed the Great Seal of the State of Wyoming. Done at Cheyenne, the Capital, this thirtieth day of June A.D. 19 93.



                                          Kathy Karpan
                                   --------------------------------------------
                                   Secretary of State

                                   By:      /s/ Sharon Cochran
                                   --------------------------------------------


[SEAL]

Secretary of State
State of Wyoming
The Capitol
Cheyenne, WY
82002-0020

                                STATE OF WYOMING
                                 APPLICATION FOR
                           CERTIFICATE OF REGISTRATION
                           AND ARTICLES OF CONTINUANCE


        Pursuant to W.S. 17-16-1710 of the Wyoming Business Corporation Act, the undersigned hereby submits the following Articles of Continuance:

1.      The name of the Corporation is:

                            ROSETTA TECHNOLOGIES INC.

2.      It is incorporated under the laws of the Province of British Columbia.

3. The date of its incorporation is January 27, 1984 and the period of its duration is perpetual.

4. The address of its principal office in the state under the laws of which it is incorporated is:

        265 - 25th Street, West Vancouver, B.C., V7V 4H9

5. The mailing address where correspondence and annual reports can be sent is:

        12th Floor, 1190 Hornby Street, Vancouver, B.C., V6Z 2L3

6. The physical address of its registered office in Wyoming and name of its registered agent at that address is:

        DRAY MADISON & THOMSON P.C., Attorneys at Law, 204 East 22nd Street, Cheyenne, Wyoming, 82001 - 3799

        (The agent must be an individual who resides in this state. a domestic corporation or a not-for-profit domestic corporation or a foreign corporation or not-for-profit foreign corporation authorized to transact business in this state)

7. The purpose or purposes of the corporation which it proposes to pursue in the transaction of business in this state.

        Developing, manufacturing and marketing computer hardware and software.

8.      The names and respective addresses of its officers and directors are:

        OFFICE                     NAME                        ADDRESS

        Director/CEO               GERALD F. BOUDREAU          849 Grenada Lane
        President/Chairman                                     Foster City, California
                                                               94404-3803

        Director                   MARK NUSSBAUM               6081 Forsyth Crescent
                                                               Richmond, B.C.
                                                               V7C 2C4

        Director                   THOMAS M. TAYLOR            House 4, Brunswick
                                                               Beach, North Vancouver,
                                                               B.C.  V7R 3T1

9. The aggregate number of shares or other ownership units which it has the authority to issue, itemized by classes, par value of shares, shares without par value and series, if any, within a class is:

        Number of Shares           Class            Series Par Value per Share

        25,000,000                 Common           Without par value

10. The aggregate number of issued shares or other ownership units itemized by classes, par value of shares, shares without par value and series, if any, within a class is:

        4,964,325 Common shares             without par value

11. The Corporation accepts the Constitution of this state in compliance with the requirements of article 10, section 5 of the Wyoming constitution.


Dated June 30, 1993.

                                    By:   /s/ J. Stephen Barley
                                        ---------------------------------------
                                    Title:  Secretary

PROVINCE OF BRITISH COLUMBIA)
CITY OF VANCOUVER)

I, Gretel MacLaren, Notary Public, do hereby certify that on this 29th day of June, 1993, personally appeared before me J. Stephen Barley, who, being by me first duly sworn, declared that he/she signed the foregoing document as Secretary of the corporation, and that the statements therein contained are true.

In witness whereof, I have hereunto set my hand and seal this 30th day of June, 1993.


                                         /s/ Gretel MacLaren
                                        ---------------------------------------
(Notarial Seal)                         Notary Public

My Commission Expires:  N/A


NOTES:

1.      FILING FEE: $90.00.

2. The application shall be executed by the corporation by its president or other officer, director, trustee, manager or person performing functions equivalent to those of a president and who is authorized to execute the application on behalf of the corporation and shall be verified by the officer signing the corporation.

3.      The application shall be accompanied by one (1) exact or conformed copy.

4.      The following documents must accompany the application:

        The articles of continuance shall be accompanied by a written consent to appointment manually signed by the registered agent.

        *A copy of the Articles of Incorporation and all amendments currently certified (within the last six (6) months) by the proper officer of the state or nation of incorporation.

        Copy of the corporate resolution authorizing continuance of the corporation in Wyoming.

                   CONSENT TO APPOINTMENT BY REGISTERED AGENT



1. DRAY, MADISON & THOMSON, P.C. voluntarily consents to serve as the registered agent for Rosetta Technologies Inc. on the date shown below;

2. DRAY, MADISON & THOMSON, P.C. knows and understands the duties of a registered agent as set forth in the 1989 Wyoming Business Corporation
         Act:

                                         DRAY, MADISON & THOMSON, P.C.



                                         By:   /s/ Gregory C. Cyekman
                                             -----------------------------------
                                               204 East 22nd Street
                                               Cheyenne, WY 82001-3799
                                               Phone:  307/634-8891


Dated:  June 30, 1993

                                    *********

                                     BY-LAWS

                                    *********


                            ROSETTA TECHNOLOGIES INC.



                                    ARTICLE 1

                                     OFFICES

1.01 The registered office shall be in the City of Cheyenne, State of Wyoming.

1.02 The corporation may also have offices at such other places both within and without the State of Wyoming as the board of directors may from time to time determine or the business of the corporation may require.


                                   ARTICLE II

                             MEETING OF STOCKHOLDERS


2.01 All meetings of the stockholders for the election of directors shall be held at such place as may be fixed from time to time by the board of directors, either within or without the State of Wyoming as shall be designated from time to time by the board of directors and stated in the notice of the meeting. Meetings of the stockholders for any other purpose may be held at such time and place, within or without the State of Wyoming, as shall be stated in the notice of meeting or in a duly executed waiver of notice thereof.

2.02 Annual meetings of stockholders, commencing with the year 1994 shall be held on the third Thursday of March, if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 a.m., or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which they shall elect, if a quorum is present, by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.

2.03 Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

2.04 The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

2.05 Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

2.06 Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting.

2.07 Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

2.08 The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation.

2.09 When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or presented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

2.10 Unless otherwise provided in the certificate of incorporation each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted after eleven (11) months from its date, unless the proxy appointment form provides for a longer period.

2.11 Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.


                                   ARTICLE III

                                    DIRECTORS

3.01 The number of directors which shall constitute the whole board shall not be less than three nor more than fifteen. The first board shall consist of three directors. Thereafter, within the limits above specified, the number of directors shall be determined by resolution of the board of directors or by the stockholders at the annual meeting. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

3.02 Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by the Wyoming Business Corporation Act.

3.03 The business of the corporation shall be managed by or under the direction of its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or these by-laws directed or required to be exercised or done by the stockholders.

Meetings of the Board of Directors

3.04 The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Wyoming.

3.05 The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

3.06 Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

3.07 Special meetings of the board may be called by the president on two days' notice to each director, either personally or by mail or by telegram; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors unless the board consists of only one director; in which case special meetings shall be called by the president or secretary in like manner and on like notice on the written request of the sole director.

3.08 At all meetings of the board a majority of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

3.09 Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee,, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

3.10 Unless otherwise restricted by the certificate of incorporation or these by-laws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Committees of Directors

3.11 The board of directors may, by resolution passed by a majority of the whole board of directors, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

        Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution or the certificate of incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock or to adopt a certificate of ownership and merger. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

3.12 Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

Compensation of Directors

3.13 Unless otherwise represented by the certificate of incorporation or these by-laws, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

Removal of Directors

3.14 Unless otherwise restricted by the certificate of incorporation or these by-laws, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors.


                                   ARTICLE IV

                                     NOTICES

4.01 Whenever, under the provisions of the statutes or of the certificate of incorporation or of these by-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram..

4.02 Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


                                    ARTICLE V

                                    OFFICERS

5.01 The officers of the corporation shall be chosen by the board of directors and shall be a chairman, a president, a vice-president, a secretary and a treasurer. The board of directors may also choose additional vice-presidents, and one or more assistant secretaries and assistant treasurers.

Any number of offices may be held by the same person, unless the certificate of incorporation or these by-laws otherwise provide.

5.02 The board of directors at its first meeting after such annual meeting of stockholders shall choose a chairman, a president, one or more vice-presidents, a secretary and treasurer. The chairman and president may be the same person.

5.03 The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

5.04 The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

5.05 The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

The Chairman

5.06 The chairman shall be the chief executive officer of the corporation, shall preside at all meetings of the stockholders and the board of directors, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect.

5.07 He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

The President

5.08 The President shall be the chief operating officer of the corporation. In the absence of the chairman or in the event of his inability or refusal to act, the president shall perform the duties of the chairman, and when so acting, shall have all the powers of and be subject to all the restrictions upon the chairman. The president shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

The Vice-President

5.09 In the absence of the president or in the event of his inability or refusal to act, the vice-president (or in the event there be more than one vice-president, the vice-presidents in order designated by the directors, or in the absence of any designation, then in order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice-presidents shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

The Secretary and the Assistant Secretary

5.10 The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for the purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested to by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any officer to affix the seal of the corporation and to attest to the affixing by his signature.

5.11 The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

The Treasurer and the Assistant Treasurer

5.12 The treasurer shall be the chief financial officer of the corporation and shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

5.13 He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meeting, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

5.14 If required by the board of directors, he shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

5.15 The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                                   ARTICLE VI

                             CERTIFICATES FOR SHARES

6.01 The shares of the corporation shall be represented by a certificate or shall be uncertified. Certificates shall be signed by, or in the name of the corporation by, the chairman or vice chairman of the board of directors, or the president or a vice-president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation.

6.02 Upon the face or back of each stock certificate issued to represent any partly paid shares, or upon the books and records of the corporation in the case of uncertificated partly paid shares, shall be set forth the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. The transfer of any newly issued but less than fully paid shares shall be restricted pursuant to written agreement between such shareholders and the corporation, and such restriction shall be stated conspicuously upon the face or back of each such stock certificate.

6.03 If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative participating option or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class of series of stock, provided that, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

6.04 Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to the Wyoming Business Corporation Act or a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

6.05 Any of or all the signatures on a certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Lost Certificates

6.06 The board of directors may direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Transfer of Stock

6.07 Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares such uncertificated shares shall be cancelled and issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the corporation.

Fixing Record Date

6.08 In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof , or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange or stock or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty nor less than ten days before the date of such meeting; (2) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten days from the date upon which the resolution fixing the record date is adopted by the board of directors; and (3) in the case of any other action, shall not be more than sixty days prior to such other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business of the day next preceding the day of which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting when no prior action of the board of directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with applicable law, or, if prior action by the board of directors is required bylaw, shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action; and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

Registered Stockholders

6.09 The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notices thereof, except as otherwise provided by the laws of Wyoming.


                                   ARTICLE VII

                               GENERAL PROVISIONS


Dividends

7.01 Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

7.02 Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conductive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Annual Statement

7.03 The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

Checks

7.04 All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

Fiscal Year

7.05 The fiscal year of the corporation shall be fixed by resolution of the board of directors.

Seal

7.06 The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Wyoming". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Indemnification

7.07 The corporation shall indemnify and advance expenses to any and all persons who may serve or who have served at any time as directors or officers, or who at the request of the board of directors of the corporation may serve or at any time have served as directors or officers of another corporation in which the corporation at such time owned or may own shares of stock or of which it was or may be a creditor, and their respective heirs, administrators, successors, and assigns, against any and all expenses, including amounts paid upon judgments, counsel fees, and amounts paid in settlement (before or after suit is commenced), actually and necessarily incurred by such persons in connection with the defense or settlement of any claim, action, suit or proceeding in which they, or any of them, are made parties, or a party, or which may be asserted against them or any of them, by reason of being or having been directors or officers or a director or officer of the corporation, or of such other corporation, except in relation to matters as to which any such director or officer or former director or officer or person shall be adjudged in any action, suit, or proceeding to be liable for his own negligence or misconduct in the performance of his duty. Such indemnification shall be in addition to any other rights to which those indemnified may be entitled under any law, by-law, amendment, vote of stockholders, or otherwise.


                                  ARTICLE VIII

                                   AMENDMENTS


8.01 These by-laws may be altered, amended or repealed or new by-laws may be adopted by the stockholders or by the board of directors, when such power is conferred upon the board of directors by the certificate of incorporation at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors if notice of such alteration, amendment, repeal of or adoption of new by-laws be contained in the notice of such special meeting. If the power to adopt, amend or repeal by-laws is conferred upon the board of directors by the certificate of incorporation it shall not divest or limit the power of the stockholders to adopt, amend or repeal by-laws.

                                                                  [FILED
                                                             JUL 11 94 292707
                                                                  Wyoming
                                                            Secretary of State]

                ARTICLES OF AMENDMENT TO ARTICLES OF CONTINUANCE

                            Rosetta Technologies Inc.

        Pursuant to W.S. Section 17-16-1710(e) (1994), a corporation's previously filed Articles of Continuance are deemed to be the articles of incorporation of the continued corporation. Pursuant to W.S. Section 17-16-1006
(1994), Rosetta Technologies Inc. submits these Articles of Amendment to its Articles of Continuance.

I.       NAME

         The name of the corporation is Rosetta Technologies Inc.

II.      TEXT OF AMENDMENT

         The resolution approved by the shareholders reads:

         "UPON MOTION duly made and seconded, IT WAS RESOLVED THAT the Company's name be changed from its current name to "TeraLogic, Inc." or to such other name as may be acceptable to the Vancouver Stock Exchange and the Board of Directors and the Board of Directors file Articles of Amendment to the Articles of Continuance with the Secretary of State of Wyoming."

III.     SHARES

         The amendment does not change the share structure of the corporation.

IV.      VOTE

         The corporation has a single class of common shares, of which 6,495,325 are outstanding, and of which 6,495,325 were eligible to vote. 4,221,927 shares voted in favour of the above resolution.

                                          TANISYS TECHNOLOGY, INC.

                                          By:  /s/ Mark C. Holliday
                                               --------------------------------
                                               Chairman, President and C.E.O.

                                          By:  /s/ James English
                                               --------------------------------
                                               C.F.O.

                                                                    [FILED
                                                              APR 28 95 300088
                                                                    Wyoming
                                                             Secretary of State]

                              ARTICLES OF AMENDMENT


1.      The name of the corporation is: Tanisys Technology, Inc.

2.      Article 9 is amended as follows ("Amendment No. 1"):

        The aggregate number of shares or other ownership units which it has the authority to issue, itemized by classes, par value of shares, shares without par value and series, if any, within a class is:

                  Number of Shares     Class          Par Value per Share
                  ----------------     -----          -------------------
                  50,000,000           Common         No par value

                  10,000,000           Preferred      $1.00

        To the fullest extent permitted by law, the board of directors shall have the authority, by resolution, to create and issue such series of preferred stock and to fix with respect to any such series the number of shares of preferred stock comprising such series and the powers, designations, preferences and rights (and the qualifications, limitations and restrictions thereof) of the shares of such series.

3.      Article 12 is hereby added as follows ("Amendment No. 2"):

        12. No director shall be personally liable to the Corporation or any shareholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director shall be liable under Section 17-16-834 of the Wyoming Business Corporation Act or any amendment thereto or successor provision thereto or shall be liable by reason that, in addition to any and all other requirements for such liability, he (i) shall have breached his duty of loyalty to the Corporation or its shareholders, (ii) shall not have acted in good faith or, in failing to act, shall not have acted in good faith, (iii) shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law, (iv) shall have derived an improper personal benefit, or (v) shall have voted for or assented to a distribution made in violation of Section 17-16-640 of the Wyoming Business Corporation Act or the articles of incorporation of the Company if it is established that he did not perform his duties in compliance with Section 17-16-830 of the Wyoming Business Corporation Act.

4. Amendment No. 1 and Amendment No. 2 were adopted on March 28, 1995 by the shareholders.

5. The designation, number of outstanding shares, number of votes entitled to be cast by each voting group entitled to vote separately on each of the amendments were as follows:

                                    Number of                Votes Entitled
                  Designation       Outstanding Shares       To be Cast
                  -----------       ------------------       --------------
                  Common            8,113,325                8,113,325

        The number of votes of each voting group indisputably represented at the meeting:

                                    Number of
                                    Shares
                                    Indisputably
                  Designation       Represented
                  -----------       -----------

                  Common            5,760,915

6. The total number of votes cast for and against each of the amendments by each voting group entitled to vote separately on each of the amendments:

                             Designation      Votes For      Votes Against
                             -----------      ---------      -------------
         Amendment No. 1     Common           3,771,220      245,928

         Amendment No. 2     Common           5,597,716      155,239

7. The number of votes cast for each of the amendments by each voting group was sufficient for approval by that voting group.


                                          Signed: /s/ Mark C. Holliday
                                                  -----------------------------
                                                  President

                                          Date:   4/27/95

                                                                   [FILED
                                                              APR 15 96 309459
                                                                   Wyoming
                                                             Secretary of State]



                              ARTICLES OF AMENDMENT


1.      The name of the corporation is: Tanisys Technology, Inc.

2.      Article 13 is hereby added as follows:

        13. The members of the Board of Directors shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the manner specified in the corporation's bylaws, one class to hold office initially for a term expiring at the Annual General Meeting of Shareholders to be held in 1997, another to hold office initially for a term expiring at the Annual General Meeting of Shareholders to be held in 1998, and another to hold office initially for a term expiring at the Annual General Meeting of Shareholders to be held in 1999, with the members of each new class to hold office until their successors have been duly elected and have qualified. At each Annual General Meeting of Shareholders of the corporation, the successors to the class of directors whose term expires at the meeting shall be elected to hold office for a term expiring at the Annual General Meeting held in the third year following the year of their election.

3.      This amendment was adopted on March 21, 1996 by the shareholders.

4. The designation, number of outstanding shares, number of votes entitled to be cast by each voting group entitled to vote separately on the amendment were as follows:

                                    Number of                 Votes Entitled
                  Designation       Outstanding Shares        To be Cast
                  -----------       ------------------        --------------
                  Common            10,106,037                10,106,037

        The number of votes of each voting group indisputably represented at the meeting:

                                    Number of
                                    Shares
                                    Indisputably
                  Designation       Represented
                  -----------       -----------
                  Common            8,925,604

5. The total number of votes cast for and against the amendment by each voting group entitled to vote separately on the amendment:

                  Designation       Votes For        Votes Against
                  -----------       ---------        -------------
                  Common            6,317,607        100,325

6. The number of votes cast for the amendment by each voting group was sufficient for approval by that voting group.



                                         Signed: /s/ Mark C. Holliday
                                                 -------------------------------
                                                 President

                                         Date:   4/9/96

                              ARTICLES OF AMENDMENT


1.      The name of the corporation is: Tanisys Technology, Inc.

2.      Article 9 is amended in its entirety as follows:

        A. The aggregate number of shares or other ownership units which it has the authority to issue, itemized by classes, par value of shares, shares without par value and series, if any, within a class is:

                Number of Shares      Class         Par Value per Share
                ----------------      -----         -------------------

                50,000,000            Common        No par value

                10,000,000            Preferred     $1.00

                To the fullest extent permitted by law, the board of directors shall have the authority, by resolution, to create and issue such series of preferred stock and to fix with respect to any such series the number of shares of preferred stock comprising such series and the powers, designations, preferences and rights (and the qualifications, limitations and restrictions thereof) of the shares of such series.

        B. The corporation is authorized to issue up to 400 shares of Preferred Stock, par value $1.00 per share, to be known as 5% Series A Convertible Preferred Stock (such Preferred Stock hereinafter being referred to as the "Series A Preferred Stock"). The designations, powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof, with respect to the Series A Preferred Stock are as set forth in Exhibit "A" attached hereto and are incorporated herein for all purposes.

3. The text of the amendment was approved by resolution of the Board of Directors of the corporation duly adopted by unanimous written consent on June 29, 1998.


                                    Signed: /s/ Charles T. Comiso
                                            ----------------------------
                                            Charles T. Comiso, President and CEO

                                    Date:   June 29, 1998

                                                                       EXHIBIT A


                            TERMS OF PREFERRED STOCK

        Section 1. Designation, Amount and Par Value. The series of preferred stock shall be designated as 5% Series A Convertible Preferred Stock (the "Preferred Stock") and the number of shares so designated shall be 400 (which shall not be subject to increase without the consent of the holders of the Preferred Stock (each, a "Holder" and collectively, the "Holders")); Each share of Preferred Stock shall have a par value of $1.00 and a stated value of $10,000 (the "Stated Value").

        Section 2. Dividends.

        (a) Holders shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available therefor, and the Company shall pay, cumulative dividends at the rate per share (as a percentage of the Stated Value per share) equal to 5% per annum, payable on a quarterly basis on March 31, June 30, September 30 and December 31 of each year during the term hereof (each a "Dividend Payment Date"), commencing on September 30, 1998, in cash or shares of Common Stock (as defined in Section 8) at, subject to the terms and conditions set forth herein, the option of the Company. Dividends on the Preferred Stock shall be calculated on the basis of a 360-day year, shall accrue daily commencing on the Original Issue Date (as defined in Section 8), and shall be deemed to accrue from such date whether or not earned or declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends. Any dividends not paid on any Dividend Payment Date shall continue to accrue and shall be due and payable upon conversion of the Preferred Stock. A party that holds shares of Preferred Stock on a Dividend Payment Date will be entitled to receive such dividend payment and any other accrued and unpaid dividends which accrued prior to such Dividend Payment Date, without regard to any sale or disposition of such Preferred Stock subsequent to the applicable record date. All overdue accrued and unpaid dividends and other amounts due herewith shall entail a late fee at the rate of 15% per annum (to accrue daily, from the date such dividend is due hereunder through and including the date of payment). Except as otherwise provided herein, if at any time the Company pays less than the total amount of dividends then accrued on account of the Preferred Stock, such payment shall be distributed ratably among the Holders based upon the number of shares held by each Holder. Payment of dividends on the Preferred Stock is further subject to the provisions of Section 5(c)(i). The Company shall provide the Holders notice of its intention to pay dividends in cash or shares of Common Stock not less than 10 Trading Days prior to any Dividend Payment Date for so long as shares of Preferred Stock are outstanding. If dividends are paid in shares of Common Stock, the number of shares of Common Stock issuable on account of such dividend shall equal the cash amount of such dividend on such Dividend Payment Date divided by the Conversion Price (as defined below) on such date.

        (b) Notwithstanding anything to the contrary contained herein, the Company may not issue shares of Common Stock in payment of dividends on the Preferred Stock (and must deliver cash in respect thereof) if:

            (i) the number of shares of Common Stock at the time authorized, unissued and unreserved for all purposes is insufficient to pay such dividends in shares of Common Stock;

            (ii) such shares of Common Stock are not registered for resale pursuant to an effective registration statement that names the recipient of such dividend as a selling stockholder thereunder and may not be sold without volume restrictions pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), as determined by counsel to the Company pursuant to a written opinion letter, addressed to the Company's transfer agent in the form and substance acceptable to the Holders and such transfer agent;

            (iii) the Common Stock is not then listed or quoted on the Nasdaq SmallCap Market ("NASDAQ") or on the New York Stock Exchange, American Stock Exchange or the Nasdaq National Market (each, a "Subsequent Market");

            (iv) the Company has failed to timely satisfy its conversion obligations hereunder; or

            (v) the issuance of such shares of Common Stock would result in the recipient thereof beneficially owning, as determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), more than 4.999% of the then issued and outstanding shares of Common Stock.

        (c) So long as any Preferred Stock shall remain outstanding, neither the Company nor any subsidiary thereof shall redeem, purchase or otherwise acquire directly or indirectly any Junior Securities (as defined in Section 8), nor shall the Company directly or indirectly pay or declare any dividend or make any distribution (other than a dividend or distribution described in Section 5) upon, nor shall any distribution be made in respect of, any Junior Securities, nor shall any monies be set aside for or applied to the purchase or redemption (through a sinking fund or otherwise) of any Junior Securities or shares pari passu with the Preferred Stock, except for repurchases effected by the Company on the open market, pursuant to a direct stock purchase plan.

        Section 3. Voting Rights. Except as otherwise provided herein and as otherwise required by law, the Preferred Stock shall have no voting rights. However, so long as any shares of Preferred Stock are outstanding, the Company shall not and shall cause its subsidiaries not to, without the affirmative vote of the Holders of all of the shares of the Preferred Stock then outstanding, (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock, (b) alter or amend this Certificate of Designation, (c) authorize or create any class of stock ranking as to dividends or distribution of assets upon a Liquidation (as defined in Section 4) senior to or otherwise pari passu with or senior to the Preferred Stock, except for any series of Preferred Stock issued and sold in accordance with the Purchase Agreement, (d) amend its Certificate of Incorporation, bylaws or other charter documents so as to affect adversely any rights of any Holders,

(e) increase the authorized number of shares of Preferred Stock, or (f) enter into any agreement with respect to the foregoing.

        Section 4. Liquidation. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a "Liquidation"), the Holders shall be entitled to receive out of the assets of the Company, whether such assets are capital or surplus, for each share of Preferred Stock an amount equal to the Stated Value plus all due but unpaid dividends per share, whether declared or not, before any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the Holders shall be distributed among the Holders ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. A sale, conveyance or disposition of all or substantially all of the assets of the Company or the effectuation by the Company of a transaction or series of related transactions in which more than 33% of the voting power of the Company is disposed of, or a consolidation or merger of the Company with or into any other company or companies shall not be treated as a Liquidation, but instead shall be subject to the provisions of
Section 5. The Company shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each record Holder.

        Section 5. Conversion.

        (a)(i) Conversions at Option of Holder. Each share of Preferred Stock shall be convertible into shares of Common Stock (subject to the limitations set forth in Section 5(a)(ii) hereof) at the Conversion Ratio (as defined in Section
8) at the option of the Holder, at any time and from time to time, from and after the 90th day following the Original Issue Date (the "Initial Conversion Date"). From and after the Initial Conversion Date until the 240th day following the Original Issue Date, the Holders may convert each month on a cumulative basis such number of shares of Preferred Stock as is equal to or less than the Initial Conversion Amount (for example, if no conversion is made prior to the 3rd month after the Initial Conversion Date, then the Holders may convert 3 times the Initial Conversion Amount on the first day of the 3rd month after the Initial Conversion Date) so long as the total revenues generated by the Company as reported on the Company's Form 10-Q filed with the Securities and Exchange Commission (the "Commission") for (i) the quarter ended June 30, 1998 are equal to or in excess of $6,000,000, (ii) the quarter ended September 30, 1998 are equal to or in excess of $9,000,000 and (iii) the quarter ended December 31, 1998 are equal to or less than $9,000,000 (the revenue amounts set forth in clauses (i), (ii) and (iii) called, the "Revenue Targets"). Notwithstanding the foregoing, the conversion limitations set forth in this Section shall immediately cease to apply, and the Holders shall be entitled to convert all or any of the Preferred Stock from time to time thereafter, if the Company fails to timely file with the Commission a Form 10-Q that meets the Revenue Target applicable to such Form 10-Q. Holders shall effect conversions by surrendering the certificate or certificates representing the shares of Preferred Stock to be converted to the Company, together with the form of conversion notice attached hereto as Exhibit 1 (a "Conversion Notice"). Each Conversion Notice shall specify the number of shares of Preferred Stock to be converted and the date on which such conversion is to be effected, which date may not be prior to the date the Holder delivers such Conversion Notice by facsimile (the "Conversion Date"). If no Conversion Date is specified in a Conversion Notice, the

Conversion Date shall be the date that the Conversion Notice is deemed delivered hereunder. If the Holder is converting less than all shares of Preferred Stock represented by the certificate or certificates tendered by the Holder with the Conversion Notice, or if a conversion hereunder cannot be effected in full for any reason, the Company shall promptly deliver to such Holder (in the manner and within the time set forth in Section 5(b)) a certificate for such number of shares as have not been converted.

            (ii) Certain Conversion Restrictions.

            (A) The Holder agrees not to convert shares of Preferred Stock to the extent such conversion would result in the Holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 4.999% of the then issued and outstanding shares of Common Stock, including shares issuable upon conversion of the shares of Preferred Stock held by such Holder after application of this Section. To the extent that the limitation contained in this Section applies, the determination of whether shares of Preferred Stock are convertible (in relation to other securities owned by a Holder) and of which shares of Preferred Stock are convertible shall be in the sole discretion of the Holder, and the submission of shares of Preferred Stock for conversion shall be deemed to be the Holder's determination of whether such shares of Preferred Stock are convertible (in relation to other securities owned by the Holder) and of which portion of such shares of Preferred Stock are convertible, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. Nothing contained herein shall be deemed to restrict the right of the Holder to convert shares of Preferred Stock at such time as such conversion will not violate the provisions of this Section. The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 75 days prior notice to the Company (in which case, the Holder shall make such filings with the Commission, including under Rule 13D or 13G, as are required by applicable law), and the provisions of this Section shall continue to apply until such 75th day (or later, if stated in the notice of waiver). Other Holders shall be unaffected by any such waiver.

            (B) If on any Conversion Date (1) the Common Stock is listed for trading on the NASDAQ or the Nasdaq National Market, (2) the Conversion Price then in effect is such that the aggregate number of shares of Common Stock that would then be issuable upon conversion in full of all then outstanding shares of Preferred Stock, together with any shares of the Common Stock previously issued upon conversion of the shares of Preferred Stock and as payment of dividends thereon, would equal or exceed 20% of the number of shares of the Common Stock outstanding on the Original Issue Date (such number of shares as would not equal or exceed such 20% limit, the "Issuable Maximum"), and (3) the Company shall not have previously obtained the vote of shareholders (the "Shareholder Approval"), if any, as may be required by the rules and regulations of The Nasdaq Stock Market (or successor thereto) applicable to approve the issuance of Common Stock in excess of the Issuable Maximum in a private placement whereby shares of Common Stock are deemed to have been issued at a price that is less than the greater of book or fair market value of the Common Stock, then the Company shall issue to the Holder so requesting a conversion a number of shares of Common Stock equal to the Issuable Maximum and, with respect to the remainder of the aggregate Stated Value of the shares of Preferred Stock then held by such Holder for which a conversion in accordance with the Conversion Price would result in an issuance of Common Stock in excess of the Issuable Maximum (the "Excess Stated Value"), the converting Holder shall have the option to require the Company to either (a) use its best efforts to obtain the Shareholder Approval applicable to such issuance as soon as is possible, but in any event not later than the 60th day after such request, or (b)(i) issue and deliver to such Holder a number of shares of Common Stock as equals (x) the Excess Stated Value, plus accrued dividends on all shares of Preferred Stock being converted, divided by
(y) the closing sales price of the Common Stock on the Original Issue Date, and
(ii) cash in an amount equal to the product of (x) the Per Share Market Value on the Conversion Date and (y) the number of shares of Common Stock in excess of such Holder's pro rata portion of the Issuable Maximum that would have otherwise been issuable to the Holder in respect of such conversion but for the provisions of this Section (such amount of cash being hereinafter referred to as the "Discount Equivalent"), or (c) pay cash to the converting Holder in an amount equal to the Mandatory Redemption Amount (as defined in Section 8) for the Excess Stated Value. If the Company fails to pay the Discount Equivalent or the Mandatory Redemption Amount, as the case may be, in full pursuant to this Section within seven (7) days after the date payable, the Company will pay interest thereon at a rate of 15% per annum to the converting Holder, accruing daily from the Conversion Date until such amount, plus all such interest thereon, is paid in full.

            (b) (i) Not later than three (3) Trading Days after any Conversion Date, the Company will deliver to the Holder (i) a certificate or certificates which shall be free of restrictive legends and trading restrictions (other than those required by Section 3.1(b) of the Purchase Agreement) representing the number of shares of Common Stock being acquired upon the conversion of shares of Preferred Stock (subject to the limitations set forth in Section 5(a)(ii) hereof), (ii) one or more certificates representing the number of shares of Preferred Stock not converted, (iii) a bank check in the amount of accrued and unpaid dividends (if the Company has elected to pay accrued dividends in cash), and (iv) if the Company has elected and is permitted hereunder to pay accrued dividends in shares of Common Stock, certificates, which shall be free of restrictive legends and trading restrictions (other than those required by Section 3.1 (b) of the Purchase Agreement), representing such shares of Common Stock; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon conversion of any shares of Preferred Stock until certificates evidencing such shares of Preferred Stock are either delivered for conversion to the Company or any transfer agent for the Preferred Stock or Common Stock, or the Holder of such Preferred Stock notifies the Company that such certificates have been lost, stolen or destroyed and provides a bond (or other adequate security) reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith. The Company shall, upon request of the Holder, if available, use its best efforts to deliver any certificate or certificates required to be delivered by the Company under this Section electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions. If in the case of any Conversion Notice such certificate or certificates, including for purposes hereof, any shares of Common Stock to be issued on the Conversion Date on account of accrued but unpaid dividends hereunder, are not delivered to or as directed by the applicable Holder by the third (3rd) Trading Day after the Conversion Date, the Holder shall be entitled by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return the certificates representing the shares of Preferred Stock tendered for conversion.

               (ii) If the Company fails to deliver to the Holder such certificate or certificates pursuant to Section 5(b)(i), including for purposes hereof, any shares of Common Stock to be issued on the Conversion Date on account of accrued but unpaid dividends hereunder, by the third (3rd) Trading Day after the Conversion Date, the Company shall pay to such Holder, in cash, as liquidated damages and not as a penalty, $5,000 for each day after such third
(3rd) Trading Day until such certificates are delivered. Nothing herein shall limit a Holder's right to pursue actual damages for the Company's failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holders from seeking to enforce damages pursuant to any other Section hereof or under applicable law. Further, if the Company shall not have delivered any cash due in respect of conversions of Preferred Stock or as payment of dividends thereon by the third (3rd) Trading Day after the Conversion Date, the Holder may, by notice to the Company, require the Company to issue Underlying Shares pursuant to Section 5(c), except that for such purpose the Conversion Price applicable thereto shall be the lesser of the Conversion Price on the Conversion Date and the Conversion Price on the date of such Holder demand. Any such Underlying Shares will be subject to the provision of this Section.

               (iii) In addition to any other rights available to the Holder, if the Company fails to deliver to the Holder such certificate or certificates pursuant to Section 5(b)(i), including for purposes hereof, any shares of Common Stock to be issued on the Conversion Date on account of accrued but unpaid dividends hereunder, by the third (3rd) Trading Day after the Conversion Date, and if after such third (3rd) Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Underlying Shares which the Holder anticipated receiving upon such conversion (a "Buy-In"), then the Company shall pay in cash to the Holder (in addition to any remedies available to or elected by the Holder) the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the aggregate stated value of the shares of Preferred Stock for which such conversion was not timely honored. For example, if the Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of $10,000 aggregate stated value of the shares of Preferred Stock, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In.

        (c)(i) The conversion price for each share of Preferred Stock (the "Conversion Price") in effect on any Conversion Date shall be the lesser of (a) $2.31 (the "Initial Conversion Price") and (b) 80% (the "Discount Price") multiplied by the average of the three (3) lowest Per Share Market Values (as defined in Section 8) during the thirty (30) Trading Days immediately preceding the applicable Conversion Date; provided, however, that such thirty (30) Trading Day period shall be extended for the number of Trading Days during such period in which (A) trading in the Common Stock was suspended on the NASDAQ or on such Subsequent Market on which the Common Stock is then listed, or (B) after the date declared effective by the Commission, the Underlying Securities Registration Statement is not effective, or (C) after the date declared effective by the Commission, the Prospectus included in the Underlying Securities Registration Statement may not be used by the Holder for the resale of Underlying Shares; provided further, that prior to the 240th day following the Original Issue Date, the Conversion Price may not be less than the Floor (as defined in Section 8), except that (i) the Floor shall immediately cease to apply if the Company fails to timely file with the Commission a Form 10-Q that meets the Revenue Target applicable to such Form 10-Q described in
Section 5(a)(i) and (ii) the Floor shall not apply to (and shall be lowered in accordance with subparagraph (D) below) any adjustments of the Conversion Price pursuant to subparagraph (D) below or to adjustments to the Conversion Price as a result of the provisions of Section 5(c)(ii)-(v).


            (A) If an Underlying Securities Registration Statement is not filed on or prior to the Filing Date (as defined in the Registration Rights Agreement) (if the Company files such Underlying Securities Registration Statement without affording the Holder the opportunity to review and comment on the same as required by Section 3(a) of the Registration Rights Agreement, the Company shall not be deemed to have satisfied this clause (a)), then the Company will pay to the Holders on the calendar day immediately following the Filing Date an amount equal to 1% of the aggregate Stated Value of the Preferred Stock purchased by the Holders in cash as liquidated damages, and not as a penalty. Commencing on the 60th day following the Original Issue Date, and on expiration of each succeeding 30-day period thereafter until the Underlying Securities Registration Statement is filed, the Company will pay to the Holders an amount equal to 3% of the aggregate Stated Value of the Preferred Stock purchased by the Holders in cash as liquidated damages, and not as a penalty.

            (B) If the Company fails to respond to questions or comments from the Commission within ten (10) Business Days (as defined in the Registration Rights Agreement) of receipt of such questions or comments (the "Response Deadline"), the Company will pay to the Holders on the Business Day immediately following the Response Deadline and on each of the four immediately succeeding Business Days until the earlier to occur of the sixth Business Day immediately following the Response Deadline or such time as a response is filed with the Commission, an amount of $10,000 in cash as liquidated damages, and not as a penalty. Commencing on the sixth Business Day immediately following the Response Deadline, during every 5 Business Day period until a response is filed with the Commission, the Company will pay to the Holders on each Business Day an amount equal to the amount that was to be paid by the Company to the Holders on each Business Day during the immediately preceding 5 Business Day period pursuant to this subparagraph plus $2,500, in cash as liquidated damages, and not as a penalty (for example, on each Business Day during the second 5 Business Day period immediately following the Response Deadline, the Company shall pay to the Holders $12,500 and on each Business Day during the third 5 Business Day period immediately following the Response Deadline, the Company shall pay to the Holders $15,000).

            (C) If the Underlying Securities Registration Statement is not declared effective by the Commission on or prior to the Effectiveness Date (as defined in the Registration Rights Agreement), then the Company will pay to the Holders on January 1, 1999, an amount equal to 1% of the aggregate Stated Value of the Preferred Stock purchased by the Holders in cash as liquidated damages, and not as a penalty. Thereafter, on February 1, 1999, and on the first day of each succeeding month thereafter until the Underlying Securities Registration Statement is declared effective by the Commission, the Company will pay to the Holders an amount equal to 3% of the aggregate Stated Value of the Preferred Stock purchased by the Holders in cash as liquidated damages, and not as a penalty.

             (D) If (a) the Company fails to file with the Commission a request for acceleration in accordance with Rule 12d1-2 promulgated under the Securities Exchange Act of 1934, as amended, within five (5) days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that an Underlying Securities Registration Statement will not be "reviewed," or not subject to further review, or (b) such Underlying Securities Registration Statement is filed with and declared effective by the Commission but thereafter ceases to be effective as to all Registrable Securities at any time prior to the expiration of the "Effectiveness Period" (as defined in the Registration Rights Agreement), without being succeeded within ten (10) days by a subsequent Underlying Securities Registration Statement filed with and declared effective by the Commission, or (c) trading in the Common Stock shall be delisted or suspended from trading on the NASDAQ or on such Subsequent Market on which the Common Stock is then listed for more than three Trading Days (which need not be consecutive days) or (d) an amendment to the Underlying Securities Registration Statement is not filed by the Company with the Commission within ten (10) days of the Commission's notifying the Company that such amendment is required in order for the Underlying Securities Registration Statement to be declared effective or (e) if the conversion rights of the Holders are suspended for any reason, or (f) if the Company is required to convene a shareholders meeting pursuant to Section 5(a)(ii)(B) and fails to convene a meeting of shareholders within the time periods specified in Section 5(a)(ii)(B) (any such failure or breach being referred to as an "Event," for purposes of clause (a) the date on which such five (5) day period is exceeded, or for purposes of clause (b) and (d) the date which such 10 day-period is exceeded, or for purposes of clause (c) the date on which such three (3) Trading Day-period is exceeded, being referred to as "Event Date"), the Conversion Price shall be decreased by 3% on the Event Date and each monthly anniversary thereof until the earlier to occur of the second month anniversary after the Event Date and such time as the applicable Event is cured (i.e., the Conversion Price would decrease by 3% as of the Event Date and 5% as of the one month anniversary of such Event
Date). Commencing on the second month anniversary after the Event Date, the Holder shall have the option to either (x) require further cumulative 3% discounts to continue or (y) require the Company to pay to the Holder 3% of the aggregate Stated Values of the shares of Preferred Stock then held by such Holder, in cash, as liquidated damages and not as a penalty, on the first day of each monthly anniversary of the Event Date, until such time as the applicable Event is cured. Any decrease in the Conversion Price pursuant to this Section shall remain in effect notwithstanding the fact that the Event causing such decrease has been subsequently cured and further monthly decreases have ceased.

The provisions of this Section 5 (c)(i) are not exclusive and shall in no way limit the Company's obligations under the Registration Rights Agreement.

        (ii) If the Company, at any time while any shares of Preferred Stock are outstanding, shall (a) pay a stock dividend or otherwise make a distribution or distributions on shares of its Junior Securities or pari passu securities payable in shares of Common Stock, (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of Common Stock any shares of capital stock of the Company, the Initial Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section 5(c)(ii) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

            (iii) If the Company, at any time while any shares of Preferred Stock are outstanding, shall issue rights, warrants or options to all holders of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Per Share Market Value at the record date mentioned below, then the Initial Conversion Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such rights, warrants or options, plus the number of shares of Common Stock which the aggregate offering price of the total number of shares so offered would purchase at such Per Share Market Value, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock offered for subscription or purchase. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. However, upon the expiration of any right, warrant or option to purchase shares of Common Stock the issuance of which resulted in an adjustment in the Conversion Price pursuant to this Section 5(c)(iii), if any such right, warrant or option shall expire and shall not have been exercised, the Conversion Price shall immediately upon such expiration shall be recomputed and effective immediately upon such expiration shall be increased to the price which it would have been (but reflecting any other adjustments in the Conversion Price made pursuant to the provisions of this Section 5 upon the issuance of other rights or warrants) had the adjustment of the Conversion Price made upon the issuance of such rights, warrants, or options been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise of such rights, warrants or options actually exercised.

            (iv) If the Company or any subsidiary thereof, as applicable with respect to Common Stock Equivalents (as defined below), at any time while any shares of Preferred Stock are outstanding, shall issue shares of Common Stock or rights, warrants, options or other securities or debt that is convertible into or exchangeable for shares of Common Stock ("Common Stock Equivalents") entitling any Person to acquire shares of Common Stock at a price per share less than the Conversion Price, then the Conversion Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of shares of Common Stock or such Common Stock Equivalents plus the number of shares of Common Stock which the offering price for such shares of Common Stock or Common Stock Equivalents would purchase at the Conversion Price, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock so issued or issuable, provided, that for purposes hereof, all shares of Common Stock that are issuable upon exercise or exchange of Common Stock Equivalents shall be deemed outstanding immediately after the issuance of such Common Stock Equivalents. Such adjustment shall be made whenever such shares of Common Stock or Common Stock Equivalents are issued.

            (v) If the Company, at any time while shares of Preferred Stock are outstanding, shall distribute to all holders of Common Stock (and not to Holders) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in Sections 5(c)(ii)-(iv) above), then in each such case the Initial Conversion Price at which each share of Preferred Stock shall thereafter be convertible shall be determined by multiplying the Initial Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Per Share Market Value of Common Stock determined as of the record date mentioned above, and of which the numerator shall be such Per Share Market Value of the Common Stock on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by the Board of Directors in good faith; provided, however, that in the event of a distribution exceeding ten percent (10%) of the net assets of the Company, if the Holders of a majority in interest of the Preferred Stock dispute such valuation, such fair market value shall be determined by a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Company) (an "Appraiser") selected in good faith by the Holders of a majority in interest of the shares of Preferred Stock then outstanding; and provided, further, that the Company, after receipt of the determination by such Appraiser shall have the right to select an additional Appraiser, in good faith, in which case the fair market value shall be equal to the average of the determinations by each such Appraiser. In either case the adjustments shall be described in a statement provided to the Holders of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

            (vi) All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

            (vii) Whenever the Conversion Price is adjusted pursuant to Section 5(c)(i),(ii),(iii),(iv), or (v) the Company shall promptly mail to each Holder, a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

            (viii) In case of any reclassification of the Common Stock, or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property (other than compulsory share exchanges which constitute Change of Control Transactions), the Holders of the Preferred Stock then outstanding shall have the right thereafter to convert such shares only into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such reclassification or share exchange, and the Holders of the Preferred Stock shall be entitled upon such event to receive such amount of securities, cash or property as a holder of the number of shares of the Common Stock of the Company into which such shares of Preferred Stock could have been converted immediately prior to such reclassification or share exchange would have been entitled. This provision shall similarly apply to successive reclassifications or share exchanges.

            (ix) If (a) the Company shall declare a dividend (or any other distribution) on its Common Stock, (b) the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock, (c) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (d) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share of exchange whereby the Common Stock is converted into other securities, cash or property, or (e) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Preferred Stock, and shall cause to be mailed to the Holders at their last addresses as they shall appear upon the stock books of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. Holders are entitled to convert shares of Preferred Stock during the 20-day period commencing the date of such notice to the effective date of the event triggering such notice.

            (x) If the Company (i) makes a public announcement that it intends to enter into a Change of Control Transaction (as defined in Section 8) or (ii) any person, group or entity (including the Company, but excluding a Holder or any affiliate of a Holder) publicly announces a bona fide tender offer, exchange offer or other transaction to purchase 33% or more of the Common Stock (such announcement being referred to herein as a "Major Announcement" and the date on which a Major Announcement is made, the "Announcement Date"), then, in the event that a Holder seeks to convert shares of Preferred Stock on or following the Announcement Date, the Conversion Price shall, effective upon the Announcement Date and continuing through the earlier to occur of the consummation of the proposed transaction or tender offer, exchange offer or other transaction and the Abandonment Date (as defined below), be equal to the lower of (x) the average Per Share Market Value on the five Trading Days immediately preceding (but not including) the Announcement Date and (y) the Conversion Price that would otherwise have been in effect on the

Conversion Date for such Preferred Stock but for the application of this section. "Abandonment Date" means with respect to any proposed transaction or tender offer, exchange offer or other transaction for which a public announcement as contemplated by this paragraph has been made, the date upon which the Company (in the case of clause (i) above) or the person, group or entity (in the case of clause (ii) above) publicly announces the termination or abandonment of the proposed transaction or tender offer, exchange offer or another transaction which caused this paragraph to become operative.

        (d) The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of Preferred Stock and payment of dividends on Preferred Stock, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders, not less than such number of shares of Common Stock as shall (subject to any additional requirements of the Company as to reservation of such shares set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 5(a) and Section 5(c)) upon the conversion of all outstanding shares of Preferred Stock and payment of dividends hereunder. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable and freely tradeable, subject to the legend requirements of
Section 3.1 (b) of the Purchase Agreement.

        (e) Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the Per Share Market Value at such time. If the Company elects not, or is unable, to make such a cash payment, the Holder of a share of Preferred Stock shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

        (f) The issuance of certificates for shares of Common Stock on conversion of Preferred Stock shall be made without charge to the Holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such shares of Preferred Stock so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

        (g) Shares of Preferred Stock converted into Common Stock shall be canceled. The Company may not reissue any shares of Preferred Stock.

        (h) Any and all notices or other communications or deliveries to be provided by the Holders of the Preferred Stock hereunder, including, without limitation, any Conversion Notice, shall be in writing and delivered personally, by facsimile or sent by a nationally recognized overnight courier service, addressed to the attention of the Chief Financial Officer of the Company at the facsimile telephone number or address of the principal place of business of the Company as set forth in the Purchase Agreement. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile or sent by a nationally recognized overnight courier service, addressed to each Holder at the facsimile telephone number or address of such Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 8:00 p.m. (Eastern Standard Time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 8:00 p.m. (Eastern Standard Time) on any date and earlier than 11:59 p.m. (Eastern Standard Time) on such date, (iii) upon receipt, if sent by a nationally recognized overnight courier service, or
(iv) upon actual receipt by the party to whom such notice is required to be given.

        Section 6. Optional Redemption.

        (a) So long as the Conversion Price is less than $1.50, the Company shall have the right, exercisable at any time upon 20 Trading Days' notice (an "Optional Redemption Notice") to the Holders of the Preferred Stock given at any time after the Original Issue Date to redeem all or any portion of the shares of Preferred Stock which have not previously been converted or redeemed, at a price equal to the Optional Redemption Price (as defined below), provided, that the Company shall not be entitled to deliver an Optional Redemption Notice to the Holders if: (i) the number of shares of Common Stock at the time authorized, unissued and unreserved for all purposes is insufficient to satisfy the Company's conversion obligations of all shares of Preferred Stock then outstanding, or (ii) the Underlying Shares then outstanding are not registered for resale pursuant to an effective Underlying Securities Registration Statement and may not be sold without volume restrictions pursuant to Rule 144 promulgated under the Securities Act, as determined by counsel to the Company pursuant to a written opinion letter, addressed to the Company's transfer agent in the form and substance acceptable to the Holders and such transfer agent, or (iii) the Common Stock is not then listed for trading on the NASDAQ or a Subsequent Exchange. The entire Optional Redemption Price shall be paid in cash. Holders may convert (and the Company shall honor such conversions in accordance with the terms hereof) any shares of Preferred Stock, including shares subject to an Optional Redemption Notice, during the period from the date thereof through the 20th Trading Day after the receipt of an Optional Redemption Notice.

        (b) If any portion of the Optional Redemption Price shall not be paid by the Company by the 20th Trading Day after the delivery of an Optional Redemption Notice, interest shall accrue thereon at the rate of 15% per annum until the Optional Redemption Price plus all such interest is paid in full. In addition, if any portion of the Optional Redemption Price remains unpaid after the date due, the Holder of the Preferred Stock subject to such redemption may elect, by written notice to the Company given at any time thereafter, to either (i) demand conversion of all or any portion of the shares of Preferred Stock for which such Optional Redemption Price, plus interest thereof, has not been paid in full (the "Unpaid Redemption Shares"), in which event the Per Share Market Value for such shares shall be the lower of the Per Share Market Value calculated on the date the Optional Redemption Price was originally due and the Per Share Market Value as of the Holder's written demand for conversion, or (ii) invalidate ab initio such redemption, notwithstanding anything herein contained to the contrary. If the Holder elects option (i) above, the Company shall within three (3) Trading Days of its receipt of such election deliver to the Holder the shares of Common Stock issuable upon conversion of the Unpaid Redemption Shares subject to such Holder conversion demand and otherwise perform its obligations hereunder with respect thereto; or, if the Holder elects option (ii) above, the Company shall promptly, and in any event not later than three (3) Trading Days from receipt of Holder's notice of such election, return to the Holder all of the Unpaid Redemption Shares.

        (c) The "Optional Redemption Price" shall equal the sum of (i) the product of (A) the number of shares of Preferred Stock to be redeemed and (B) $11,000, and (ii) all other amounts, costs, expenses and liquidated damages due in respect of such shares of Preferred Stock.

        Section 7. Redemption Upon Triggering Events.

        (a) Upon the occurrence of a Triggering Event, each Holder shall (in addition to all other rights it may have hereunder or under applicable law), has the right, exercisable at the sole option of such Holder, to require the Company to redeem all or a portion of the Preferred Stock then held by such Holder for a redemption price, in cash, equal to the sum of (i) the Mandatory Redemption Amount plus (ii) the product of (A) the number of Underlying Shares issued in respect of conversions or as payment of dividends hereunder and then held by the Holder and (B) the Per Share Market Value on the date such redemption is demanded or the date the redemption price hereunder is paid in full, whichever is greater. If the Company fails to pay the redemption price hereunder in full pursuant to this Section within seven (7) days after the date of a demand therefor, the Company will pay interest thereon at a rate of 15% per annum, accruing daily from such seventh day until the redemption price, plus all such interest thereon, is paid in full. For purposes of this Section, a share of Preferred Stock is outstanding until such date as the Holder shall have received Underlying Shares upon a conversion (or attempted conversion) thereof.

            A "Triggering Event" means any one or more of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgement, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

                     (i) the failure of an Underlying Securities Registration Statement to be declared effective by the Commission on or prior to March 31, 1999;

                     (ii) if, during the Effectiveness Period, the effectiveness of the Underlying Securities Registration Statement lapses for any reason, or the Holder shall not be permitted to resell Registrable Securities under the Underlying Securities Registration Statement;

                     (iii) the failure of the Common Stock to be listed for trading on the NASDAQ or on a Subsequent Market or the suspension of the Common Stock from trading on the NASDAQ or on a Subsequent Market, in either case, for more than three (3) consecutive days;

                    (iv) (A) the Company shall fail for any reason to deliver certificates representing Underlying Shares issuable upon a conversion hereunder that comply with the provisions hereof (x) prior to the 10th day after the Conversion Date after receipt of notice from a Holder given on or prior to the 6th day after the Conversion Date or (y) prior to the 3rd day after receipt of notice from a Holder given on or after the 7th day after the Conversion Date or
(B) the Company shall provide notice to any Holder, including by way of public announcement, at any time, of its intention not to comply with requests for conversion of any Preferred Stock in accordance with the terms hereof;

                    (v) the Company shall be a party to any Change of Control Transaction, shall agree to sell (in one or a series of related transactions) all or substantially all of its assets (whether or not such sale would constitute a Change of Control Transaction) or shall redeem more than a de minimis number of shares of Common Stock or other Junior Securities (other than redemptions of Underlying Shares);

                    (vi) an Event shall not have been cured to the satisfaction of the Holders prior to the expiration of thirty (30) days from the Event Date relating thereto;

                    (vii) the Company shall fail for any reason to pay in cash the amount due pursuant to a Buy-In within seven (7) days after notice thereof is delivered hereunder;

                    (viii) the Company shall fail to have available a sufficient number of authorized and unreserved shares of Common Stock to issue to such Holder upon a conversion hereunder; or

                    (ix) the Company convenes a meeting of shareholders pursuant to Section 5(a)(ii)(B), but fails to obtain Shareholder Approval at such meeting.

         Section 8. Definitions. For the purposes hereof, the following terms shall have the following meanings:

         "Change of Control Transaction" means the occurrence of any of (i) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of in excess of 33% of the voting securities of the Company, (ii) a replacement of more than one-half of the members of the Company's board of directors which is not approved by those individuals who are members of the board of directors on the date hereof in one or a series of related transactions, (iii) the merger of the Company with or into another entity, consolidation or sale of all or substantially all of the assets of the Company in one or a series of related transactions, unless following such transaction, the holders of the Company's securities continue to hold at least 33% of such securities following such transaction or (iv) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i), (ii) or (iii).

         "Common Stock" means the Company's common stock, no par value, and stock of any other class into which such shares may hereafter have been reclassified or changed.

         "Conversion Ratio" means, at any time, a fraction, the numerator of which is Stated Value plus accrued but unpaid dividends (including any accrued but unpaid late fees thereon) but only to the extent not paid in shares of Common Stock in accordance with the terms hereof, and the denominator of which is the Conversion Price at such time.

         "Floor" means [50% of the Initial Conversion Price] (subject to adjustment for stock splits and similar events in accordance with Sections 5(c)(ii), (iii), (iv) and (v)).

         "Initial Conversion Amount" means (i) 60 shares of Preferred Stock (i.e., 15% of the number of shares of Preferred Stock originally issued on the Original Issue Date, in the event the Underlying Securities Registration Statement is declared effective by the Commission on or prior to October 15,
1998) and (ii) 100 shares of Preferred Stock (i.e., 25% of the number of shares of Preferred Stock originally issued on the Original Issue Date), in the event the Underlying Securities Registration Statement is declared effective by the Commission after October 15, 1998.

         "Junior Securities" means the Common Stock and all other equity securities of the Company which are junior in rights and liquidation preference to the Preferred Stock.

         "Mandatory Redemption Amount" for each share of Preferred Stock means the sum of (i) the greater of (A) 130% of the Stated Value and all accrued dividends with respect to such share, and (B) the product of (a) the Per Share Market Value on the Trading Day immediately preceding (x) the date of the Triggering Event or the Conversion Date, as the case may be, or (y) the date of payment in full by the Company of the applicable redemption price, whichever is greater, and (b) the Conversion Ratio calculated on the date of the Triggering Event, or the Conversion Date, as the case may be, and (ii) all other amounts, costs, expenses and liquidated damages due in respect of such shares of Preferred Stock.

         "Original Issue Date" shall mean the date of the first issuance of any shares of the Preferred Stock regardless of the number of transfers of any particular shares of Preferred Stock and regardless of the number of certificates which may be issued to evidence such Preferred Stock.

         "Per Share Market Value" means on any particular date (a) the closing bid price per share of the Common Stock on such date on the NASDAQ or on such Subsequent Market on which the Common Stock is then listed or quoted, or if there is no such price on such date, then the closing bid price on the NASDAQ or on such Subsequent Market on which the Common Stock is then listed or quoted on the date nearest preceding such date, or (b) if the Common Stock is not then listed or quoted on the NASDAQ or on a Subsequent Market, the closing bid price for a share of Common Stock in the over-the-counter market, as reported by the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (c) if the Common Stock is not then reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the "Pink Sheet" quotes for the relevant conversion period, as determined in good faith by the Holder, or (d) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as determined by an Appraiser selected in good faith by the Holders of a majority of the shares of the Preferred Stock.

         "Person" means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

         "Purchase Agreement" means the Convertible Preferred Stock Purchase Agreement, dated as of the Original Issue Date, among the Company and the original Holder of the Preferred Stock.

         "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the Original Issue Date, between the Company and the original Holder of the Preferred Stock.

         "Trading Day" means (a) a day on which the Common Stock is traded on the NASDAQ or on such Subsequent Market on which the Common Stock is then listed or quoted, as the case may be, or (b) if the Common Stock is not listed on the NASDAQ or on a Subsequent Market, a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (c) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the Common Stock is not listed or quoted as set forth in (a), (b) and
(c) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

         "Underlying Securities Registration Statement" means a registration statement that meets the requirement of the Registration Rights Agreement and registers the resale of all Underlying Shares by the recipient thereof, who shall be named as a "selling stockholder" thereunder.

         "Underlying Shares" means, collectively, the shares of Common Stock into which the Shares are convertible and the shares of Common Stock issuable upon payment of dividends thereon in accordance with the terms hereof.

                                    EXHIBIT 1

                              NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert shares of Preferred Stock)

The undersigned hereby elects to convert the number of shares of 5% Series A Convertible Preferred Stock indicated below, into shares of Common Stock, no par value (the "Common Stock"), of Tanisys Technology, Inc. (the "Company") according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:
                            ----------------------------------------------------
                            Date to Effect Conversion

                            ----------------------------------------------------
                            Number of shares of Preferred Stock to be Converted

                            ----------------------------------------------------
                            Number of shares of Common Stock to be Issued

                            ----------------------------------------------------
                            Applicable Conversion Price

                            ----------------------------------------------------
                            Signature

                            ----------------------------------------------------
                            Name

                            ----------------------------------------------------
                            Address


                  [ ] Check box if the Company should not issue shares of Common Stock in payment of dividends on the Preferred Stock because such issuance would result in the Holder beneficially owning more than 4.999% of the issued and outstanding shares of Common Stock in accordance with Section 2 (b)(v) of the Certificate of Designation for the Preferred Stock.